Exhibit 1.1

TAX EXEMPT SECURITIES TRUST

For All Series Formed

On Or Subsequent To The

Effective Date Specified Below

TRUST INDENTURE AND AGREEMENT

Among

CITIGROUP GLOBAL MARKETS INC.,

As Sponsor

THE BANK OF NEW YORK,

As Trustee

STANDARD & POOR’S SECURITIES EVALUATIONS, INC.,

a subsidiary of The McGraw-Hill Companies, Inc., As Evaluator

Dated: July 28, 2005

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

Section 9.05	Written Notice	37

Section 9.06	Severability	38

Section 9.07	Dissolution of Sponsor Not to Terminate	38

This Table of Contents does not constitute part of the Indenture.

iii

TRUST INDENTURE AND AGREEMENT dated July 28, 2005, among CITIGROUP GLOBAL MARKETS INC., as SPONSOR, THE BANK OF NEW YORK, as Trustee, and STANDARD & POOR’S SECURITIES EVALUATIONS, INC., a subsidiary of The McGraw-Hill Companies, Inc., as Evaluator.

WITNESSETH that:

WHEREAS, the Sponsor desires to expand the market for certain interest-bearing Securities the interest income on which is exempt from Federal income tax pursuant to the applicable provisions of the United States Internal Revenue Code or pursuant to other provisions of law, some of which Securities, as individual issues or parts thereof, might be unavailable or impracticable as investments to certain individual investors, and to provide proper diversification to such investors, particularly those with limited investment capital; and

WHEREAS, the Sponsor desires to provide for the collection and distribution of the principal of and interest on such Securities by the Trustee to such persons as shall purchase an interest therein, as hereinafter provided; and

WHEREAS, the Sponsor, the Trustee and the Evaluator are entering into this Trust Indenture and Agreement for the purpose of establishing certain of the terms, covenants and conditions of the Tax Exempt Securities Trust, and each subsequent Series which may be established from time to time hereafter, incorporating by reference the terms hereof; and

WHEREAS, for the Tax Exempt Securities Trust, and each subsequent Series of the Tax Exempt Securities Trust, to which this Trust Indenture and Agreement is applicable, the Sponsor, the Trustee and the Evaluator shall execute a separate Reference Trust Agreement incorporating by reference this Trust Indenture and Agreement and effecting any amendment, supplement or variation from or to such incorporation by reference with respect to the related series, and specifying for that series: (i) the Bonds deposited in trust and the number of Units delivered by the Trustee in exchange for the Bonds pursuant to section 2.03; (ii) the initial fractional undivided interest represented by each Unit in each Trust; (iii) the first Settlement Date; (iv) the first Computation Date; (v) the first Distribution Date; (vi) the first Monthly Distribution Date; (vii) the first Record Date; (viii) the name of the Sponsor; (ix) the Termination Date; and (x) any other change or addition contemplated or permitted by this Trust Indenture and Agreement; and

WHEREAS, for each Trust the Sponsor will acquire and, concurrently with the execution and delivery of the applicable Reference Trust Agreement, will deposit in trust with the Trustee the interest-bearing tax-exempt Bonds and the units of prior Series of Tax Exempt Securities Trust, if any, to be listed under “Portfolio of Securities” in the Prospectus which will set forth the respective portfolios of the various Trusts, such Trusts being created under this Trust Indenture and Agreement, all to be held by the Trustee in trust upon the terms and conditions hereinafter set forth as amended, supplemented or varied by such Reference Trust Agreement, for the use and benefit of all registered holders of units of fractional undivided interest in the respective Trusts to which such Reference Trust Agreement relates; and

WHEREAS, concurrently with the receipt of the aforesaid deposit relating to a Trust, the Trustee will record on its books the ownership by the Sponsor thereof of units of fractional undivided interest in such interest-bearing tax-exempt Securities and such units of prior series of Tax Exempt Securities Trust and in the Interest Account and the Principal Account maintained under this Indenture with respect to each Trust in the manner hereinafter provided (which units of fractional undivided interest so recorded respectively will represent in the aggregate 100% of the beneficial interest established hereby in such Securities, units of prior series of Tax Exempt Securities Trust, Interest Account and Principal Account) and will execute in the name of the Sponsor thereof certificates representing the ownership of certain of the aforementioned Units in such Reference Trust Agreement of the respective Trusts (hereinafter called the “Certificates”), and will, upon receipt of confirmation of the effectiveness of the registration of the aforementioned units with the Securities and Exchange Commission, deliver said Certificates to or upon the order of the Sponsor; and

WHEREAS, the form of the Certificates shall be substantially as follows:

No.	Units

CERTIFICATE OF OWNERSHIP

—evidencing—

An Undivided Interest

—in the—

TAX EXEMPT SECURITIES TRUST,

CUSIP

This certifies that                      is the owner and registered owner of unit(s) of undivided interest in the TAX EXEMPT SECURITIES TRUST of the above series created under the laws of the State of New York pursuant to a Trust Indenture and Agreement, as amended, supplemented or varied by the Reference Trust Agreement applicable to this series (together, the “Trust Indenture”), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee’s office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and payment of the fees and expenses provided in the Trust Indenture.

Witness the facsimile signature of a duly authorized signatory of the Sponsor and the manual signature of an authorized signatory of the Trustee.

CITIGROUP GLOBAL MARKETS INC.
as Sponsor

By
Authorized Signatory

THE BANK OF NEW YORK as Trustee

By
Authorized Officer

FORM OF ASSIGNMENT

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For Value Received              hereby sells, assigns and transfers              Units unto              and does hereby irrevocably constitute and appoint Attorney, to transfer the said Units on the books of the Trustee, with full power of substitution in the premises.

Dated:

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a guarantor institution participating in the Securities Transfer Medallion Program or in such other signature guarantee programs acceptable to the Trustee.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor, the Trustee and the Evaluator agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

(1) “Basic Agreement” shall mean this Trust Indenture and Agreement dated July 28, 2005, as originally executed, or if amended as hereinafter provided, as so amended, exclusive of the terms contained in the Reference Trust Agreement.

(2) “Bonds” shall mean such of the interest-bearing tax-exempt obligations, including “when-issued” and/or “regular way” contracts, if any, for the purchase of certain bonds, and a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase, deposited in irrevocable trust and listed under “Portfolio of Securities” in the Prospectus, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.08 and 3.12 hereof, as may from time to time continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

(3) “Business Day” shall mean any day that the New York Stock Exchange is open for business.

(4) “Certificate” shall mean any one of the certificates executed by the Trustee and the Sponsor evidencing ownership of an undivided fractional interest in a Trust.

(5) “Date of Deposit” shall mean the date of creation of a Trust on which the Sponsor first deposits Bonds in the Trust.

(6) “Evaluation Time” shall mean 4:00 P.M. New York Time, unless another meaning is specified in the Prospectus relating to a Trust.

(7) “Evaluator” shall mean Standard & Poor’s Securities Evaluations, Inc., a subsidiary of The McGraw-Hill Companies, Inc. or any corporation into which such firm may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such firm shall be a party, or any firm succeeding to all or substantially all of the business of such firm; or any successor evaluator as hereinafter provided for.

(8) “First Settlement Date” of a Trust shall have the meaning assigned to it in the Prospectus relating to such Trust.

(9) “Indenture” shall mean the Basic Agreement, as further amended, supplemented or varied by the Reference Trust Agreement.

(10) “Monthly Computation Date” of a Trust shall have the meaning assigned to it in the Prospectus relating to such Trust.

(11) “Monthly Distribution Date” of a Trust shall have the meaning assigned to it in the Prospectus relating to such Trust.

(12) “Prospectus” shall mean the prospectus relating to a series of a Trust in the form first used to confirm sales of Units, provided, however, that if such form of prospectus differs from the form of prospectus reviewed by the Trustee or its counsel at the closing, all such matters and terms as are incorporated by reference in the Reference Trust Agreement (including, without limiting the foregoing, the schedule entitled “Portfolio of Securities”) shall be the matters and terms indicated in the form of prospectus reviewed by the Trustee or its counsel in the absence of written agreement by the Trustee to any change therein.

(13) “Record Date” of a Trust shall have the meaning assigned to it in the Prospectus relating to such Trust.

(14) “Reference Trust Agreement” shall mean a supplement to the Basic Agreement, the purpose of which shall be to amend, supplement and/or vary certain of the terms contained in the Basic Agreement. Each Reference Trust Agreement, together with the Basic Agreement to the extent that such Reference Trust Agreement incorporates it by reference, defines all the terms, rights and duties relevant to the series of Tax Exempt Securities Trust to which such Reference Trust Agreement relates.

(15) “Replacement Bond” shall mean a bond purchased by the Trustee pursuant to Section 3.12 hereof.

(16) “Securities” shall mean the Bonds.

(17) “Special Bond” shall have the meaning assigned to it in Section 3.12 hereof.

(18) “Sponsor” shall mean Citigroup Global Markets Inc. or its successor or any Successor Sponsor appointed as herein provided.

(19) “Trust” shall mean the trust created by this Indenture (including the separate, respective National and State Trusts mentioned in a Reference Trust Agreement) which trust shall be individually denominated as indicated in the Prospectus relating to such Trust. Each Trust shall be comprised of the securities held therein pursuant and subject to this Indenture together with all undistributed interest received or accrued thereon, and any undistributed cash realized from the sale, redemption, liquidation, or maturity of the Bonds. Such amounts as may be on deposit in any Reserve Accounts hereinafter established shall be excluded from the Trust assets for the purpose of determining the amount of distributions to be made therefrom.

(20) “Trustee” shall mean The Bank of New York, or any successor trustee as hereinafter provided for.

(21) “Unit” with respect to a Trust shall mean a Unit which represents a fractional undivided interest in and ownership of such Trust initially equal to the fraction specified for such Trust in the Prospectus. From time to time, the denominator of each of these fractions shall be decreased by the number of any such Units redeemed as provided in Section 5.02.

(22) “Unitholder” shall mean the registered holder of any Unit as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

(23) Words importing singular number shall include the plural number in each case and vice versa, and words importing person shall include corporations, and associations, as well as natural persons.

(24) The words “herein”, “hereby”, “herewith”, “hereof”, “hereinafter”, “hereunder”, “hereinabove”, “hereafter”, “heretofore” and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

ARTICLE II

DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST; ISSUANCE OF

UNITS; SEPARATE TRUSTS; FORM AND ISSUANCE OF CERTIFICATES

Section 2.01     Deposit of Securities: With respect to each Trust, the Sponsor thereof, concurrently with the execution and delivery of the Reference Trust Agreement, will deposit with the Trustee in trust the Securities and contracts for the purchase of such Securities listed under “Portfolio of Securities” in the Prospectus in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided.

Section 2.02    Acceptance of Trust: The Trustee hereby accepts the Trusts created by this Indenture for the use and benefit of the Unitholders in the Trusts, subject to the terms and conditions of this Indenture.

Section 2.03    Issue of Units: By executing a Reference Trust Agreement, the Trustee will thereby acknowledge receipt of the deposit relating to the Trust to which such Reference Trust Agreement relates, referred to in Section 2.01, and simultaneously with the receipt of said deposit, will register on the books of the Trust and will execute Certificates, which may be manually executed on behalf of the Sponsor, substantially in the form above recited representing the ownership of all Units and contracts for the purchase of such Securities of each Trust as specified in the Prospectus. Pending receipt of evidence satisfactory to it of the registration of the Units of such Trusts under the Securities Act of 1933, Certificates evidencing such Units will be held by the Trustee for the account of the Sponsor.

Section 2.04    Separate Trusts: The Trusts to be created by this Indenture will be separate and distinct trusts for all purposes and the assets of one such trust may not be commingled with the assets of any other nor shall the expenses of any such trust be charged against the other. The Certificates representing the ownership of a fractional undivided interest in one Trust shall not be exchangeable for certificates representing the ownership of an undivided fractional interest in any other.

Section 2.05    Form of Certificates: Each Certificate referred to in Section 2.03 shall be in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile or executed manually by the Chairman, the President, one of the Vice Presidents or Authorized Signatory of the Sponsor of the Trust to which the Certificate relates, and dated the date of execution and delivery by the Trustee.

ARTICLE III

ADMINISTRATION OF TRUST

Section 3.01    Initial Cost: Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Sponsor, provided, however, that the liability on the part of the Sponsor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Sponsor that the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Sponsor the

Sponsor’s reimbursable expenses of organizing the trust and sale of the Trust Units in an amount certified to the Trustee by the Sponsor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Sponsor, sell Securities identified by the Sponsor, or distribute to the Sponsor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the conclusion of the primary offering period and shall not be reflected in the computation of Unit Value prior thereto. As used herein, the Sponsor’s reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. Any cash which the Sponsor has identified as to be used for reimbursement of expenses pursuant to this Section shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Sponsor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption.

Section 3.02    Interest Account: The Trustee shall collect the interest on the Securities in each Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Securities in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities which represents accrued interest thereon) and credit such interest to a separate account for each Trust to be known as the “Interest Account” for that Trust.

Section 3.03    Principal Account: The Securities in each Trust and all moneys, other than amounts credited to the Interest Account for that Trust, received by the Trustee in respect of the Securities in each Trust, shall be credited to a separate account for each Trust, to be known as the “Principal Account” for that Trust.

Section 3.04    Reserve Account: From time to time the Trustee shall withdraw from the cash on deposit in the Interest Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the “Reserve Account” for that Trust. The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the appropriate account or, if such Trust has been terminated or is in the process of termination, the

Trustee shall distribute to each Unit Holder thereof such holder’s interest in the Reserve Account of such Trust in accordance with Section 9.02.

Section 3.05    Distribution: With respect to each Trust, the Trustee, as of the first Settlement Date for such Trust, shall advance out of its own funds and cause to be deposited in and credited to the Interest Account for such Trust such amount as may be required to permit payment of the amount of interest accrued on the Securities in such Trust through the Date of Deposit and shall pay to Unitholders of such Trust then of record such amount. On the First Settlement Date, the Trustee shall also advance from its own funds and pay the Sponsor the interest which accrues “when issued” Bonds and any Bonds otherwise delivered after the Date of Deposit between the Date of Deposit of the respective Trust and the respective dates of delivery of any Bonds. The Trustee shall be entitled to reimbursement, without interest, for such advancement and such reimbursement shall be made from interest received by such Trust before any further distributions shall be made from the Interest Account to Unitholders of such Trust. Subsequent distributions shall be made as hereinafter provided.

With respect to each Trust, as of each Monthly Computation Date for such Trust, the Trustee shall, with respect to such Trust:

(a) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

(b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

(c) deduct from the Interest Account or, to the extent funds are not available in such account, from the Principal Account and pay to the Sponsor the amount it is at the time entitled to receive pursuant to Section 8.04;

(d) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to bond counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel as certified to by the Sponsor; and

(e) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, an amount equal to the unpaid fees and expenses, if any, including registration charges, Blue Sky fees, printing costs, attorneys’ fees, accounting costs and other miscellaneous out-of-pocket expenses, as certified by the Sponsor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.04, provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful.

On each Monthly Distribution Date for such Trust, or within a reasonable period of time thereafter, the Trustee shall, with respect to such Trust, distribute to each Unitholder of record at the close of business on the immediately preceding Record Date for such Trust such holder’s pro rata share of the balance of the Interest Account of such Trust (on the basis of one-twelfth of the amount of Net Annual Interest Per Unit expected to be received by the Trust during the ensuing twelve months, except that the first monthly distribution may be a partial distribution, as indicated in the Prospectus as “First Distribution per Unit” under “Summary of Essential Information—Calculation of Estimated Net Annual Income per Unit”), computed as of the preceding Monthly Computation Date for such Trust, plus such holder’s pro rata share of the cash balance of the Principal Account of such Trust, computed as of the preceding Record Date for such Trust, except as reduced by any amounts deducted pursuant to Paragraphs (a), (b) and (c) of this Section 3.05 and as reduced by any provision for a reasonable average balance retained in the Interest Account as provided for in Section 6.04. The Trustee shall not be required to make a distribution from the Principal Account of such Trust unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $5.00 per Unit thereof.

If the Trustee determines that an event has occurred (including, but not limited to, a default in payment of interest on any Bond or Bonds) as a result of which there has resulted an excessive distribution from the Interest Account, it shall reduce subsequent distributions so as to reconcile, as promptly as practicable, the net income and distributions from such Account and reimburse itself any advances related to such excessive distribution. All advances made by the Trustee shall be secured by a lien on the assets of the Trust prior to the interest of the Unitholders.

In the event the amount on deposit in the Interest Account of a Trust on a Monthly Distribution Date therefor is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to such Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made on such Monthly Distribution Date and shall be entitled to be reimbursed, without interest, out of interest received by such Trust on its first Monthly Computation Date following the date of such advance on which such reimbursement may be made without reducing the amount of such Interest Account to an amount less than that required for the next ensuing monthly interest distribution. The Trustee shall be indemnified against any loss arising from any advance in accordance with Section 6.04. The Trustee shall be entitled to the benefit of cash balances in the Interest Account in accordance with Section 6.01(a).

If the Sponsor fails to replace any failed Special Bond in accordance with Section 3.12, the Trustee shall distribute to all Unitholders the principal and accrued interest attributable to such Special Bond not later than the second Monthly Distribution Date and, to the extent funds are provided by the Sponsor, will at such time distribute on behalf of the Sponsor, the sales charge attributable to such Special Bond.

If less than all moneys attributable to a failed Special Bond have been applied by the Trustee to purchase Replacement Bonds, the Trustee shall distribute the remaining moneys to Unitholders not later than the second Monthly Distribution Date.

The amounts to be so distributed to each Unitholder of a Trust shall be that pro rata share of the cash balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unitholder.

In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unitholders by means of one check, draft or another proper instrument, provided that the appropriate statement of such distribution shall be furnished therein as provided in Section 3.06 hereof.

Section 3.06    Distribution Statements: With each distribution from the Interest or Principal Accounts of a Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per Unit.

In the event that the issuer of any of the Bonds in a Trust shall fail to make payment when due of any interest or principal and such failure results in a change in the amount which would otherwise be distributed as a monthly distribution, the Trustee shall, with the first such distribution relating to such Trust following such failure, set forth in an accompanying statement (a) the name of the issuer and the Bond, (b) the amount of the reduction in the distributions per Unit resulting from such failure, (c) the percentage of the aggregate principal amount of Securities which such Bond represents and (d) to the extent then determined, information regarding any disposition or legal action with respect to such Bond.

Within a reasonable period of time after the last Business Day of each calendar year, but not later than the next succeeding February 28, or such later time as may be permitted by law, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year:

(A)	as to the Interest Account of such Trust:

(1)	the amount of interest received on the Securities,

(2)	the amounts paid for purchases of Replacement Bonds pursuant to Section 3.12 and for redemption pursuant to Section 5.02,

(3)	the deductions for payment of applicable taxes, compensation of the Evaluator and fees and expenses of the Sponsor, Trustee and bond counsel, and

(4)	the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

(B)	as to the Principal Account of such Trust:

(1)	the dates of the sale, maturity, liquidation or redemption of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

(2)	the amounts paid for purchases of Replacement Bonds pursuant to Section 3.12, and for redemptions pursuant to Section 5.02,

(3)	the deductions for payment of applicable taxes, compensation of the Evaluator and fees and expenses of the Sponsor, Trustee and bond counsel, and

(4)	the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

(C)	the following information:

(1)	a list of the Securities held in such Trust as of the last Business Day of such calendar year,

(2)	the number of Units of such Trust outstanding on the last Business Day of such calendar year,

(3)	the Unit Value (as defined in Section 5.01) based on the last evaluation of such Trust made during such calendar year, and

(4)	the amounts actually distributed during such calendar year from the Interest and Principal Accounts of such Trusts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the record dates for such distributions.

Section 3.07    Sale of Bonds: In order to maintain the sound investment character of a Trust, the Sponsor thereof may direct the Trustee to sell Bonds in such Trust at such price and time and in such manner as shall be determined by the Sponsor, provided that the Sponsor has determined that any one or more of the following conditions exist:

(a) that there has been a default on such Bonds in the payment of principal or interest, or both, when due and payable;

(b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any such Bonds, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Bonds or the payment of debt service on the same;

(c) that there has occurred any breach of covenant or warrant in any resolution, ordinance, trust, indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Bonds, or other general credit standing, or otherwise impair the sound investment character of such Bonds;

(d) that there has been a default in the payment of principal of or interest on any other outstanding Securities of an issuer of such Bonds;

(e) that in the case of revenue Bonds, the revenues and income of the facility or project or other special funds expressly charged and pledged for debt service on any such Bonds shall fall substantially below the estimated revenues or income calculated by the engineers or other proper officials charged with the acquisition, construction or operation of such facility or project, so that, in the opinion of the Sponsor, the retention of such Bonds would be detrimental to the sound investment character of such Trust and to the interest of the Unitholders thereof;

(f) that the price of any such Bonds had declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Sponsor the retention of such Bonds would be detrimental to such Trust and to the interest of the Unitholders thereof;

(g) that such Bonds are the subject of an advanced refunding. For the purposes of this Section 3.07(g), “an advanced refunding” shall mean when refunding Bonds are issued and the proceeds thereof are deposited in irrevocable trust to retire the Bonds on or before their redemption date;

(h) that as of any record date such Bonds are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding Monthly Distribution Date at least $.50 per Unit; or

(i) that the Federal tax exemption on such Bonds has been lost.

Upon receipt of such direction from the Sponsor, upon which the Trustee shall rely, the Trustee shall proceed to sell the specified Bonds in accordance with such direction; provided, however, that the Trustee shall not sell any Bonds upon receipt of a direction from the Sponsor that it has determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Sponsor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Bonds under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.

Section 3.08    Refunding Bonds: In the event that an offer shall be made by an obligor of any of the Bonds in a Trust to issue new obligations in exchange and substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Sponsor of such Trust shall instruct the Trustee in writing to reject such offer and either to hold or sell such Bonds, except that if (1) the issuer is in default with respect to such Bonds or (2) in the opinion of the Sponsor, given in writing to the Trustee, the issuer will probably default with respect to such Bonds in the reasonably foreseeable future, the Sponsor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Sponsor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Bonds originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Bonds eliminated and the Bonds substituted therefor.

Section 3.09    Bond Counsel: The Sponsor or Trustee may employ from time to time as it may deem necessary a firm of municipal bond attorneys for any legal services that may be required in connection with the disposition of Bonds pursuant to Section 3.07 or the substitution of any securities for Bonds as the result of any refunding permitted under Section 3.08. The fees and expenses of such bond counsel shall be paid by the Trustee from the Interest and Principal Accounts of the Trust in respect of which the services were performed as provided for in Section 3.05(c) hereof.

Section 3.10    Notice and Sale by Trustee: If at any time the principal of or interest on any of the Bonds in a Trust shall be in default and not paid or provision for payment thereof shall not have been duly made, the Trustee shall notify the Sponsor thereof. If within thirty days after such notification the Sponsor has not given any instruction to sell or to hold or have not taken any other action in connection with such Bonds, the Trustee shall sell such Bonds forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.11    Notice to Sponsor: In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities in a Trust (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Sponsor of such Trust and shall thereupon take such action or refrain from taking any action as the Sponsor shall in writing direct; provided, however, that if the Sponsor shall not within thirty calendar days of the giving of such notice to the Sponsor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Sponsor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.11.

Section 3.12    Replacement Bond: In the event that any Bond is not delivered due to any occurrence, act or event beyond the control of the Sponsor and of the Trustee (such a Bond being herein called a “Special Bond”), the Sponsor may so certify to the Trustee and instruct the Trustee to purchase Replacement Bonds which have been selected by the Sponsor having a cost and an aggregate principal amount not in excess of the cost and aggregate principal amount of the Special Bonds not so delivered.

To be eligible for inclusion in the Trust, the Replacement Bonds which the Sponsor selects must: (i) yield current interest which is exempt from taxation for Federal income tax purposes and, if the Trust is a State Trust, exempt from taxation under the personal income tax law of the particular state involved; (ii) have a fixed maturity or disposition date comparable to the bonds replaced; (iii) be purchased at a price that results in a yield to maturity and in a current return, in each case as of the execution and delivery of the applicable Reference Trust Agreement, which is approximately equivalent to the yield maturity and current return of the Special Bonds which failed to be delivered and for which the Replacement Bonds are substituted; (iv) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Sponsor, whichever occurs first; and (v) be rated in the category A or better by at least one national rating organization with respect to any uninsured Trust or be rated in the category of “AAA” or its equivalent by at least one national rating organization with respect to any insured Trust. Any Replacement Bonds received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Bonds deposited hereunder. No such deposit of Replacement Bonds shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Monthly Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

Whenever a Replacement Bond is acquired by the Trust pursuant to the provisions of this Section 3.12, the Trustee shall, within five days thereafter, mail to all Unitholders notices of such acquisition, including an identification of the failed Special Bond and the Replacement Bond acquired. The purchase price of the Replacement Bonds shall be paid out of the principal attributable to the failed Special Bond which it replaces. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such instructions and in the absence of such instructions the Trustee shall have no duty to purchase any Replacement Bonds under this Indenture. The Sponsor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Bond or for errors of judgment in selecting any Replacement Bond; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 3.13    Special Provision for Grantor Trusts: The Trust is intended to be treated as a fixed investment (i.e., grantor) trust for income tax purposes, and its powers shall be limited in accordance with the restrictions imposed on such trusts by Treasury Regulation Section 301.7701-4(c) or similar or successor provisions of Treasury Regulations under the Internal Revenue Code of 1986, as amended (“Treas. Reg. § 301.7701-4(c)”). Nothing in this Indenture, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Unitholders within the meaning of Treas. Reg. § 301.7701-4(c), or similar or successor provisions of Treasury Regulations under the Internal Revenue Code of 1986, as amended, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Unitholders.

Section 3.14    Update Cost: To the extent permitted by law, the Trust shall bear the expenses associated with updating the Trust’s registration statement and maintaining registration or qualification of the Units and/or a Trust under Federal or state securities laws subsequent to initial registration. Such expenses shall include legal fees, accounting fees, typesetting fees, electronic filing expenses and regulatory filing fees. However, all direct distribution expenses of the Trust (including the costs of maintaining the secondary market for the Trust), such as printing and distributing prospectuses, and preparing, printing and distributing any advertisements or sales literature will be paid at no cost to the Trust. Any payments received by the Sponsor reimbursing it for payments made to update a Trust’s registration statement will not exceed the costs incurred by the Sponsor. The Trust shall further incur expenses associated with all taxes and other governmental charges imposed upon the Bonds or any part of a Trust (no such taxes or charges are being levied or made or, to the knowledge of the Sponsor, contemplated). The above expenses, including the Trustee’s fees, when paid by or owing to the Trustee, are secured by a lien on the Trust. In addition, the Trustee is empowered to sell Bonds in order to make funds available to pay all expenses.

Section 3.15    Anti-Money Laundering. The Trustee represents that: (a) it has, and agrees to maintain, an anti-money laundering (“AML”) program that satisfies the requirements of Title III of the USA PATRIOT ACT and applicable anti-money laundering regulations (“Applicable Law”); and (b) it will comply with the Applicable Law with respect to the Units, including, but not limited to, the monitoring and reporting of suspicious transaction and the implementation of a customer identification program that complies with Applicable Law. The Trustee also agrees to supply the Sponsor, upon request, with such information and reports relating to its AML program as the Sponsor may from time to time reasonably request. In addition, the Trustee agrees to permit inspection by U.S. federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to the Trustee’s AML program as they may reasonably request.

ARTICLE IV

EVALUATION OF SECURITIES; EVALUATOR

Section 4.01    Evaluation by Evaluator: The Evaluator shall determine separately and promptly furnish to the Trustee and the Sponsor upon request the value of each issue of Securities in each Trust (treating separate maturities of Securities as separate issues) as of the Evaluation Time on the bid side of the market on the days on which the Trustee shall make the Trust Evaluation required by Section 5.01 and on any day on which any Unit is tendered to the Sponsor for repurchase by the Sponsor or on which the Sponsor sells any Unit in the secondary market and on any other day requested by the Sponsor or the Trustee and, in addition, as of the Evaluation Time on the offering side of the market each Business Day during the initial public offering period and on any other day requested by the Sponsor or the Trustee. In making the evaluations the Evaluator may determine the value of each issue of the Securities in each Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid or offering prices of such Securities as obtained from investment dealers or brokers (including the Sponsor) who customarily deal in public bonds comparable to those held by the Trust, or (ii) if bid or offering prices are not available for any of such Securities, on the basis of bid or offering prices for comparable Securities, or (iii) by appraisal. The Evaluator shall also make an evaluation of the Securities deposited in each Trust as of the times said Securities are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth above and shall be based upon offering prices of said Securities. In addition to the methods of determining the value of the Securities described above, the Evaluator may make the initial evaluation of Securities in whole or in part by reference to the [MSRB website (a website] containing the current public offering prices of public bonds of all grades currently being offered by dealers and banks). The Evaluator’s determination of the offering price of the securities of a Trust on the date of deposit shall be included under “Portfolio of Securities” in the Prospectus.

Section 4.02    Tax Reports: For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable Federal or State tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 4.01.

Section 4.03    Evaluator’s Compensation: As compensation for its services hereunder, the Evaluator, with respect to each Series, shall receive against a statement therefor submitted to the Trustee monthly on or before each Computation Date the amount set forth under “Summary of Essential Information” in the Prospectus for each evaluation of the Bonds in a Trust; provided, however, that if at any time the fee of the Trustee shall have been increased pursuant to Section 6.04, the Compensation of the Evaluator hereunder shall at the same time be ratably increased.

Section 4.04    Liability of Evaluator: The Trustee, Sponsor and Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, Sponsor or Unitholders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 4.05    Successor Evaluator: (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Sponsor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Sponsor and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Sponsor and the Trustee. Such appointment shall be made by written instrument executed by the Sponsor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Sponsor and the Trustee may remove the Evaluator at any time upon 30 days’ written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Sponsor and the Trustee. Such appointment shall be made by written instrument executed by the Sponsor and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder.

(b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Sponsor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Agreement.

(c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Sponsor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

(d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

ARTICLE V

TRUST EVALUATION; REDEMPTION, PURCHASE, TRANSFER,

INTERCHANGE OR REPLACEMENT OF CERTIFICATES

Section 5.01    Trust Evaluation: The Trustee shall make an evaluation of each Trust as of the close of trading on the New York Stock Exchange, (i) on the last Business Day of each of the months of June and December, (ii) on the day on which any Unit of such Trust is tendered for redemption, and (iii) on any other day desired by the Trustee or requested by the Sponsor. Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Securities in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, (3) interest accrued thereon not subject to collection and distribution, and (4) amounts representing organizational expenses paid less amounts representing accrued organizational expenses of a Trust. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account in respect of such Trust, (ii) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator and bond counsel, in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation, and (iii) cash held for distribution to Unitholders of record as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit of such Trust determined on the basis of any such evaluation shall be referred to herein as the “Unit Value”.

Section 5.02    Redemptions by Trustee; Purchases by Sponsor: Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the “Redemption Date”). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, redemption of such Unit is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the close of trading on the New York Stock Exchange, on the date of tender (herein called the “Redemption Price”). Units received for redemption by the Trustee on any day after the close of trading on the New York Stock Exchange will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

The Trustee may in its discretion, and shall when so directed by the Sponsor, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable to determine fairly in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

Not later than the close of business on the day of tender of a Unit for redemption by a Unitholder other than the Sponsor, the Trustee shall notify the Sponsor of such tender or such mandatory redemption. The Sponsor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the first Business Day after the day on which such Unit was tendered for redemption (or the close of business on the fourth Business Day prior to such proposed mandatory redemption). Such purchase shall be made by payment for such Unit by the Sponsor to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

Any Unit so purchased by the Sponsor may at the option of the Sponsor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

If the Sponsor does not elect to purchase any Unit of a Trust tendered to the Trustee for redemption, or if a Unit is being tendered by the Sponsor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of that Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient the Trustee shall sell or redeem such of the Securities held in such Trust as are currently designated for such purposes by the Sponsor as the Trustee in its sole discretion shall deem necessary. In the event that funds are withdrawn from the Principal Account for payment of accrued interest, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Interest Account.

The Sponsor shall instruct the Trustee with respect to which Securities are to be sold for the purpose of redemption of Units of a Trust, and for payment of expenses hereunder, provided that if the Sponsor shall for any reason fail to so instruct, the Trustee, in its sole discretion, may select Securities for such purposes. The net proceeds of any sales of Securities representing principal shall be credited to the Principal Account of such Trust and the proceeds of such sales representing accrued interest shall be credited to the Interest Account of such Trust.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or redemptions of Securities made pursuant to this Section 5.02.

Certificates evidencing Units redeemed pursuant to this Section 5.02 shall be canceled by the Trustee, and any Unit or Units redeemed pursuant to this Section 5.02 shall be terminated by such redemption.

Section 5.03    Transfer or Interchange of Certificates: A Certificate (and the Units it represents) may be transferred by the registered holder thereof by presentation and surrender of such Certificate at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon a new registered Certificate or Certificates for the same number of Units of the same Trust executed by the Trustee and the Sponsor will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the same Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Unitholder.

Units held by the Sponsor may be surrendered by the Sponsor to the Trustee by the delivery and surrender by the Sponsor to the Trustee of the Certificates evidencing such Units, properly endorsed or accompanied by a written instrument or instruments of transfer satisfactory to the Trustee and executed by the Sponsor or its authorized attorneys, whereupon the Trustee will issue to the Sponsor, in substitution for such Units so surrendered.

The Trustee may deem and treat the person in whose name any Certificate shall be registered upon the books of the Trustee as the owner of such Certificate for all purposes hereunder, and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate shall be so registered.

A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay $2.00 for each new Certificate issued on any such transfer or interchange.

All Certificates canceled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

Section 5.04    Certificates Mutilated, Destroyed, Stolen or Lost: In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder’s furnishing the Trustee with proper identification and indemnity satisfactory to the Trustee, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and canceled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

In the event the related Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 9.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

ARTICLE VI

TRUSTEE

Section 6.01    General Definition of Trustee’s Liabilities, Rights and Duties: In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

(a) all moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust as part of such Trust or the Reserve Account in respect of such Trust until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940; as part of the Trustee’s compensation the Trustee may benefit from cash balances in the Interest and Principal Accounts as provided for in Section 6.04;

(b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Securities, Units or Certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder; provided, however, that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions herein by the Trustee in good faith shall be binding upon the parties hereto;

(c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Sponsor or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any Securities or for or in respect of the validity or sufficiency of the Certificates or of the due execution thereof by the Sponsor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder, the Sponsor or the Evaluator other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signatures by or on behalf of the Sponsor or the Evaluator;

(d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Trust or Trusts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the affected Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the affected Trust prior to the interests of the Unitholders;

(e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care; provided, however, that if the Trustee chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with the Securities, the Trustee will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default or misconduct had been committed or occasioned by the Trustee. The Trustee shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of each Trust shall be audited not less frequently than annually by independent certified public accountants and the reports of such accountants shall be furnished by the Trustee to Unitholders upon request. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts of the affected Trust as set forth in Section 6.04 hereof. The Sponsor shall periodically provide the Trustee a current list of the Trusts in which the Sponsor makes a secondary market. Financial statements prepared by the Trustee for audit by the independent registered public accounting firm selected by the Sponsor shall, if the Sponsor is maintaining a secondary market for the Units of the Trust, reflect amortization of premium and accretion of discount required by generally accepted accounting principles as advised by such accountants.

(f) if the Sponsor shall resign pursuant to Section 8.02 or fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed or the Sponsor shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Sponsor shall resign pursuant to Section 8.02 hereof, then in any such case, the Trustee may: (1) appoint a successor Sponsor who shall act hereunder in all respects in place of the Sponsor which successor shall be satisfactory to the Trustee, and which may be compensated semiannually, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Interest Account of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Account of the affected Trusts but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940; (2) act hereunder in its own absolute discretion without appointing any successor Sponsor and receive additional compensation at rates determined as provided in clause (1); or (3) terminate this Agreement and the trust created hereby and liquidate the Affected Trust in the manner provided in Section 9.02;

(g) if the principal amount of Securities held in any Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than 50% of the principal amount of Securities originally deposited in such Trust, the Trustee may in its discretion, and shall when so directed by the Sponsor of such Trust, terminate this Indenture and the trust created hereby insofar as they relate to such Trust and liquidate such Trust, all in the manner provided in Section 9.02;

(h) the Trustee is authorized and empowered to execute and file on behalf of the Trust any and all documents, in connection with consents to service of process, required to be filed under the securities laws of the various States in order to permit the sale of Units of the Trusts in such States by the Sponsor;

(i) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Reserve Account in respect of the affected Trust and/or the Interest and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interests of the Unitholders; and

(j) the Trustee, except by reason of its own negligence, lack of good faith or willful misconduct, shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k) Notwithstanding any provision hereof to the contrary, no payment to the Sponsor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or any agent of the Sponsor or such an underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

(l) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, securities of the same issue as, or other securities issued by the issuer (or an affiliate of such issuer), of, any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and power as if it were not the Trustee hereunder.

(m) The Trust may include a letter or letters of credit issued by the Trustee in its individual capacity for the account of the Sponsor for the purchase of Bonds pursuant to contracts assigned to the Trust, and the Trustee may otherwise deal with the Sponsor with the same rights and powers as if it were not the Trustee hereunder.

Section 6.02    Books, Records and Reports: The Trustee shall keep proper books of record and account of all the transactions under this Indenture at its corporate trust office including a record of the name and address of the Units held by, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours.

The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

Section 6.03    Indenture and List of Securities on File: The Trustee shall keep a certified copy in duplicate original of this Indenture (including each Reference Trust Agreement) on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Trust.

Section 6.04    Compensation: For services performed under this Indenture the Trustee shall deduct from the Interest Account or, to the extent funds are not available in such account, from the Principal Account, and pay to itself in equal monthly installments as of each Monthly Compensation Date its fee in the amount per annum per $1,000 principal amount of Bonds in each Trust set forth in the Reference Trust Agreement. Such compensation shall be computed on the basis of the greatest amount of such principal amount of Bonds in such Trust at any time during the previous month. During the first year, such compensation shall be reduced by the amount set forth in the Prospectus, if any, which amount represents all or a portion of the amount of interest which accrues on any “when issued” Bonds and any Bonds otherwise delivered after the Date of Deposit between the Date of Deposit of the respective Trust and the respective dates of delivery of any Bonds (for the purpose of this calculation, but not for the calculation of the distribution to the Sponsor on the First Settlement Date under Section 3.05, interest on any when-issued bond having an interest commencement date after the Date of Deposit shall nevertheless be deemed to accrue as of the Date of Deposit.) The Sponsor shall reimburse the Trustee for such reduction on or before the First Settlement Date of the Trust. The Trustee may from time to time adjust its compensation set forth above; provided, however, that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter” or, if such Index is no longer published, in a similar index to be determined by the Trustee and the Sponsor. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increases. Such compensation shall be deemed to provide only for the usual normal and proper functions undertaken as Trustee pursuant to this Indenture. In addition to the foregoing compensation, as part of the Trustee’s compensation for ordinary services performed under this Indenture, the Trustee is entitled to the benefits to the Trustee that may result from reasonable balances in the Interest and Principal Accounts. In addition, the Trustee shall charge the Interest and Principal Accounts of each affected Trust ratably for any and all expenses, including the fees of counsel and the fees and expenses of auditors which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder and additional compensation for any extraordinary services performed by the Trustee hereunder. The Trustee shall be indemnified ratably by the affected Trusts and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Interest and Principal Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 6.04 the Trustee shall have the power to sell (i) Securities of the affected Trust from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.04. Any moneys payable to the Trustee pursuant to this Section shall be secured by a lien on the affected Trust prior to the interests of the Unitholders.

Section 6.05    Removal and Resignation of Trustee; Successor: The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

(a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such trusts and filing the same with the Sponsor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Sponsor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Sponsor may remove the Trustee at any time with or without cause and may appoint a successor trustee by written instrument, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee, not less than 60 days prior to the effective date of such removal and appointment. Notice of such removal and appointment of a successor trustee shall be mailed by the successor trustee to each Unitholder then of record after the successor trustee’s appointment.

(b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Sponsor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by them transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee (including, but not limited to, all relevant cost basis accounting records of the Trust), and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless, retain a lien upon all Securities and moneys at the time held by it hereunder to secure any amounts then due the retiring Trustee. The successor trustee shall have no liability for the actions of its predecessor;

(c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Sponsor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

(d) any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding;

(e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

Section 6.06    Qualifications of Trustee: The Trustee shall be a corporation organized and doing business under the laws of the United States or the State of New York, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

ARTICLE VII

RIGHTS OF UNITHOLDERS

Section 7.01    Beneficiaries of Trust: By the purchase and acceptance of other lawful delivery and acceptance of any Unit of a Trust the Unitholder shall be deemed to be a beneficiary of such Trust and vested with all right, title and interest in such Trust attributable to such Unit, subject to the terms and conditions of this Indenture and of the Certificate evidencing such Unit.

Section 7.02    Rights, Terms and Conditions: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a) a Unitholder may at any time prior to the Evaluation Time on the date a Trust is terminated tender his Units to the Trustee for redemption in accordance with Section 5.02;

(b) the death or incapacity of any Unitholder shall not operate to terminate this Indenture or the Trust to which his Units relate, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder;

(c) no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust to which his Units relate or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Unitholders from time to time as partners or members of any association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

ARTICLE VIII

SPONSOR

Section 8.01    Succession: The covenants, provisions and agreements herein contained shall in every case be binding upon any successor or successors to the business of the Sponsor. In the event of the death, resignation or withdrawal of any partner of any successor Sponsor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Sponsor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by any Sponsor to a successor corporation or partnership as permitted by the next following sentence, such Sponsor and, if such Sponsor is a partnership, its partners shall be relieved of all further liability under this Agreement. The Sponsor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement and if at all times such successor maintains a net worth of at least $1,000,000 (determined in accordance with generally accepted accounting principles).

Section 8.02    Resignation: If at any time the Sponsor of the Trust shall desire to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument executed by such Sponsor. Such resignation shall become effective upon the expiration of thirty days from the date on which such instrument is delivered to the Trustee. Upon effective resignation hereunder, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation and any successor Sponsor appointed by the Trustee pursuant to Section 6.01(f) shall thereupon perform all duties and be entitled to all rights under this Indenture. Any successor Sponsor shall have a minimum net worth of $2,000,000. Such new Sponsor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

Section 8.03    Exclusions from Liability: The following provisions shall provide for certain exclusions from the liability of the Sponsor:

(a) The Sponsor of the Trust shall be under no liability to the Trust or the Unitholders thereof for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or liable or responsible in any way for depreciation or loss incurred by reason of the sale of any Securities; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them, or any of them, by any other Sponsor of such Trust, the Trustee, bond counsel, the Evaluator or any other person. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Unitholder, the Evaluator or the Trustee other than as expressly provided for herein;

(b) The Trust shall pay and hold the Sponsor harmless from and against any loss, liability or expense incurred in acting as Sponsor of the Trust other than by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder, including the costs and expenses of the defense against any claim or liability in the premises. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties thereto and the interests of the Unitholders hereunder;

(c) None of the provisions of this Agreement shall be deemed to protect or purport to protect the Sponsor against any liability to the Trust or to the Unitholders thereof or to each other to which the Sponsor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of the Sponsor, or by reason of the Sponsor’s reckless disregard of its obligations and duties under this Agreement.

Section 8.04    Compensation:

(a) The Sponsor shall receive at the times set forth in Section 3.05(c) as compensation for performing portfolio supervisory services, such amount, and for such periods, as are specified under “Summary of Essential Information” in the Prospectus. The computation of such compensation shall be made on the basis of the greatest principal amount of bonds in a Trust at any time during the period for which such compensation is being computed. At no time, however, will the total amount received by the Sponsor for services rendered to all series of Tax Exempt Securities Trust in any calendar year exceed the aggregate cost to the Sponsor of supplying such services in such calendar year, except to the extent permitted by law. Such rate may be increased from time to time, without the consent or approval of the Unit Holders or the Trustee, by amounts not exceeding the percentage of the total increase during the period from the date of such Reference Trust Agreement to the date of such increase, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter” or, if such Index is no longer published, in a similar index to be determined by the Trustee and the Sponsor.

(b) The Sponsor shall receive, as reimbursement for any bookkeeping and related administrative services performed by the Sponsor on behalf of a Trust of a character normally performed by the Trustee, such amounts as the Sponsor, in writing, shall direct the Trustee to pay, provided that the total amount paid to the Sponsor for such services in any calendar year shall not exceed the aggregate cost to the Sponsor of supplying such services in such calendar year, except to the extent permitted by law and provided further that the Trustee shall not reimburse the Sponsor for services currently performed for the Trust by the Trustee.

In the event that any amount of the compensation paid to the Sponsor pursuant to Section 3.05 is found to be an improper charge against a Trust, the Sponsor shall reimburse the Trust in such amount. A charge shall be considered improper only if a final judgment or order for reimbursement of a Trust shall be rendered against the Sponsor and such judgment or order shall not be effectively stayed or a final settlement is established in which the Sponsor agrees to reimburse the Trust for amounts paid to the Sponsor pursuant to this Section 8.04.

ARTICLE IX

ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

Section 9.01    Amendments: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that the parties hereto may not amend this Indenture (including any Reference Trust Agreement) so as to (1) increase the number of Units issuable in respect of a Trust above the aggregate number specified in the Prospectus relating to such Trust except as provided in Section 5.04 hereof or such lesser amount as may be outstanding at any time during the term of this Indenture or (2) subject to Section 3.08, permit the deposit or acquisition hereunder of interest-bearing obligations or other securities either in addition to or in substitution for any of the Securities originally deposited in a Trust or permit the Trustee to engage in business or investment activities not specifically authorized in this Indenture as originally adopted or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

Unless the Sponsor otherwise directs, notice of any such amendment shall be included in the annual statement provided pursuant to Section 3.06.

Section 9.02     Termination: Each Trust shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of one hundred percent of the Unitholders of such Trust; provided, that in no event shall any Trust continue beyond the Termination Date as set forth in the Prospectus. Written notice of any termination, specifying the time or times at which the Unitholders of such Trust may surrender any Certificates they hold for cancellation shall be given by the Trustee to each Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after termination of such Trust, the Trustee shall fully liquidate the Securities of such Trust then held, if any, and shall:

(a) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with such Trust, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities in connection with such Trust as provided herein;

(b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay any unpaid fees and expenses of bond counsel in connection with such Trust, if any, as directed and certified to by the Sponsor;

(c) deduct from the Interest Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account of such Trust to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

(d) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Certificate, such holder’s pro rata share of the balance of the Interest Account of such Trust;

(e) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Certificate or Certificates if he is the holder of Units, such holder’s pro rata share of the balance of the Principal Account of such Trust; and

(f) together with such distribution to each Unitholder as provided for in (d) and (e), furnish to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

The amounts to be so distributed to each Unitholder shall be that pro rata share of the balance of the total Interest and Principal Accounts of such Trust as shall be represented by the Units therein held of record by such Unitholder.

The Trustee shall be under no liability with respect to moneys held by it in the Interest and Principal Accounts of a Trust or the Reserve Account with respect to a Trust upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

In the event that all of the Unitholders who hold Certificates of such Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining holders of Certificates to surrender their Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining holders of Certificates concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in trust hereunder.

Section 9.03    Construction: This Indenture is delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

Section 9.04    Registration of Units: If the Sponsor shall maintain a market in the Units and if applicable law shall so require, the Sponsor shall keep the registration of the Units and each Trust with the Securities and Exchange Commission and under the Blue Sky laws of such states as the Sponsor may select on a current basis, and the expenses of such registration shall be borne by such Trust to the extent and in the manner provided by Section 3.01).

Section 9.05    Written Notice: Any notice, demand, direction or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to the Sponsor c/o Citigroup Global Markets Inc. at 125 Broad Street, 11th Floor, New York, New York 10004, Attention: Unit Trust Department; or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the unit trust office of the Trustee, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Attention: Unit Trust Division or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice, demand, direction or instruction to be given to the Evaluator shall be in writing and shall be duly given if mailed or delivered to the

Evaluator, Attention: Vice President, Bond Department, 55 Water Street, New York, New York 10041, or such other address as shall be specified to the other parties hereto by the Evaluator in writing. Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

Section 9.06    Severability: If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates, or the rights of the Unitholders.

Section 9.07    Dissolution of Sponsor Not to Terminate: The dissolution of the Sponsor from or for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee and Evaluator are concerned.

IN WITNESS WHEREOF, Citigroup Global Markets Inc. has caused this Trust Indenture and Agreement to be executed by one of its Directors; The Bank of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries; and Standard & Poor’s Securities Evaluations, Inc., a subsidiary of The McGraw-Hill Companies, Inc., has caused this Trust Indenture and Agreement to be executed by facsimile signature by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by facsimile signature by one of its Vice Presidents or Secretaries; all as of the day, month and year first above written.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed

CITIGROUP GLOBAL MARKETS INC. Sponsor

By:	/s/ GEORGE S. MICHINARD JR
Director

THE BANK OF NEW YORK, TRUSTEE

By:	/s/ MICHAEL KAUFHERR
Vice President

(SEAL)

ATTEST:

By:	/s/ JULIET LOUIE

STANDARD & POOR’S SECURITIES EVALUATIONS, INC. Evaluator

By:	/s/ FRANK A CICCOTTO JR
Senior Vice President

(SEAL)

ATTEST:

By:	/s/ JACK CEDERROTH
Director—Evaluations